Exhibit 99.2

For Immediate Release

Media Contact: Erin Leventhal Kintera Inc. erin.leventhal@kintera.com Office: 858-795-8979 Investor Contact: Scott Wilson The Blueshirt Group scott@blueshirtgroup.com Office: 415-489-2188

Kintera Announces Restructuring Costs

SAN DIEGO – May 4, 2007 – Kintera,® Inc. (NASDAQ: KNTA), a leading provider of software as a service (SaaS) to the nonprofit and government sectors, today reported that costs associated with the restructuring plan which was announced on the company’s earnings conference call on March 29, 2007 are estimated to be $2.4 million. The restructuring plan, which includes the termination of approximately 16% of the company’s workforce and the exit of certain lines of business, contains costs associated with severance for the terminated workforce as well as the impairment of intangible assets and the acceleration of depreciation of fixed assets. The severance and related costs of termination will be $1.1 million, including approximately $500,000 payable to current directors, and will result in cash expenditures over 2007 and 2008. The impairment of intangible assets and the acceleration of depreciation on fixed assets will be $1.3 million, and will not result in cash expenditures.

Following negotiations between an independent committee of the board and the founders who continue to serve on the board, the company has agreed to severance arrangements for the former founders consistent with terms outlined in principle before the founders resigned, including mutual general releases of claims. The severance agreements for Harry Gruber, former CEO, who will remain on the board of directors of the company, and Dennis Berman, former executive vice president of the company who will be leaving the board of directors in July, will have a total cost of approximately $0.5 million.

Earnings Call

Kintera will host a conference call and slide presentation on Thursday, May 10, 2007 at 1:45 p.m. PDT to discuss the company’s first quarter 2007 financial results and provide a company update. The conference call can be accessed by dialing 800-295-4740 (617-614-3925 for international calls), using conference code 67169652. A replay of the call via the Internet will be available at www.kintera.com/webcasts.

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9605 Scranton Road, Suite 200 · San Diego, CA 92121 · 858.795.3000 · www.kintera.com

Kintera Announces Restructuring Costs

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About Kintera, Inc.

Kintera®, Inc. (NASDAQ: KNTA) provides software as a service to help organizations quickly and easily reach more people, raise more money and run more efficiently. The Kintera Sphere® technology platform empowers The Giving Experience™, and features a social constituent relationship management (CRM) system, enabling donor management, e-mail and communications, Web sites, events, advocacy programs, wealth screening and accounting.

For more information about Kintera software and services, visit www.kintera.com.

Kintera, Kintera Sphere, and The Giving Experience are either registered trademarks or trademarks of Kintera, Inc. in the U.S. and/or other countries.

Forward-Looking Statements

This press release contains, in addition to historical information, forward-looking statements. Such statements are based on management’s current estimates and expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. Kintera is providing this information as of May 4,, 2007, and expressly disclaims any duty to update information contained in this press release.

Forward-looking statements in this press release include, without limitation, express and implied statements regarding Kintera’s anticipated operating results, including anticipated financial results related to the restructuring charges and timing of related cash expenditures. These forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those expressed or implied here. Readers are referred to the documents filed by Kintera with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: our limited operating history; our history of losses; our dependence on increased acceptance by nonprofit organizations of online fundraising; lengthy sales cycles for major customers; our need to manage growth; risks associated with accounting for and processing large amounts of donations; the rapidly changing technologies and market demands; and other risks identified in our filings with the Securities and Exchange Commission. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The information contained in this press release is a statement of Kintera’s present intention, belief or expectation and is based upon, among other things, the existing industry conditions, market conditions and prices, the economy in general and Kintera’s assumptions.

Kintera may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Kintera’s assumptions or otherwise. Kintera undertakes no obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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9605 Scranton Road, Suite 200 · San Diego, CA 92121 · 858.795.3000 · www.kintera.com